UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 9, 2012
________________

 Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

121 East Fifth Street, Storm Lake, IA  50588
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-   2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
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Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On May 9, 2012, Meta Financial Group, Inc., a Delaware corporation (the “Company”), entered into and consummated separate agreements with an entity affiliated with Altamont Capital Partners (“Altamont”), entities affiliated with Philadelphia Financial Management of San Francisco, LLC (“PFM”) and Long Meadow Holdings, L.P. (“LMH” and, together with the entities affiliated with each of Altamont and PFM, the “Buyers”), pursuant to which the Company sold an aggregate of 640,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), for aggregate consideration of $13,184,000, or $20.60 per share.  The pricing of the shares of Common Stock was determined based upon the arithmetic average of the daily volume weighted average price for the 20 trading days ending on the trading day immediately preceding the day that was three trading days preceding the consummation of these sales.  A placement agent fee of $228,660 was paid by the Company to Sandler O’Neill & Partners, L.P. in connection with the investment by Altamont; no placement agent fees were paid by the Company in connection with the other two investments.  The 640,000 shares of Common Stock sold to the Buyers represent, in the aggregate, approximately 16.7% of the issued and outstanding shares of Common Stock following such sales.  The Company intends to use the proceeds from these sales, which will qualify as tangible common equity and Tier 1 capital, to further capitalize its bank subsidiary in order to support continued growth and for working capital and other general corporate purposes.

The respective securities purchase agreements entered into by the Company and each of the Buyers (the “Purchase Agreements”) contain customary representations, warranties and covenants of the Company and such Buyer, including, among others, indemnification obligations of the Company for the benefit of such Buyer.  The Company and each of the Buyers also entered into a separate registration rights agreement (each, a “Registration Rights Agreement”), the form of which is attached as Exhibit A to each Purchase Agreement, pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of shares of Common Stock purchased by the Buyers in the transactions described herein within 30 days after the consummation of the sales of Common Stock described herein and to use commercially reasonable efforts to cause such registration statement to be declared effective within 120 days of such consummation or the Company will be obligated to pay to the Buyers liquidated damages in certain circumstances.

The sales of the shares of Common Stock described herein were undertaken by the Company without registration in private placements in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D as promulgated by the SEC under the 1933 Act.  Each of the Buyers is an “accredited investor” within the meaning of Regulation D.

The foregoing descriptions of the Purchase Agreements and the Registration Rights Agreements entered into by the Company and each of the Buyers do not purport to be complete and are qualified in their entirety by reference to the full agreements, copies of which are attached hereto as Exhibits 99.1 through 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Securities Purchase Agreement by and between Meta Financial Group, Inc. and ACP MFG Holdings, LLC, dated as of May 9, 2012

99.2	Securities Purchase Agreement by and among Meta Financial Group, Inc., Boathouse Row I, LP, Boathouse Row II, LP and Boathouse Row Offshore, Ltd., dated as of May 9, 2012

99.3	Securities Purchase Agreement by and between Meta Financial Group, Inc. and Long Meadow Holdings, L.P., dated as of May 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

	By:	/s/ J. Tyler Haahr
J. Tyler Haahr
President and Chief Executive Officer

Dated: May 11, 2012

Exhibit  Index

Exhibit
Number	Description of Exhibit

99.1	Securities Purchase Agreement by and between Meta Financial Group, Inc. and ACP MFG Holdings, LLC, dated as of May 9, 2012

99.2	Securities Purchase Agreement by and among Meta Financial Group, Inc., Boathouse Row I, LP, Boathouse Row II, LP and Boathouse Row Offshore, Ltd., dated as of May 9, 2012

99.3	Securities Purchase Agreement by and between Meta Financial Group, Inc. and Long Meadow Holdings, L.P., dated as of May 9, 2012